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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT(1)

                            NAME                              COUNTRY OF INCORPORATION
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
Amersham Pharmacia Biotech Limited..........................  England
Amersham Pharmacia Biotech Inc..............................  United States
Amersham Pharmacia Biotech Holding AB.......................  Sweden
Amersham Pharmacia Biotech UK Limited.......................  England
Amersham Pharmacia Biotech Holdings Inc.....................  Canada
Praelux Inc.................................................  United States
Amersham Nederland BV.......................................  The Netherlands
Amersham Pharmacia Biotech Asia Pacific Limited.............  Hong Kong
Amersham Pharmacia Biotech AB...............................  Sweden
Amersham Pharmacia Biotech Australia Pty Ltd................  Australia
Imaging Research Inc (51%)..................................  Canada
Molecular Dynamics Inc......................................  United States
PK Chemicals A/S............................................  Denmark
Amersham Pharmacia Biotech Limited..........................  China
Amersham New Zealand Limited................................  New Zealand
Cimarron Inc (20%)..........................................  United States
Amersham Pharmacia Biotech Korea Limited....................  Korea
Amersham Pharmacia Biotech do Brazil Limitada...............  Brazil
United States Biochemical Corporation.......................  United States
Amersham Pharmacia Biotech KK...............................  Japan
Hoefer Pharmacia Biotech Inc................................  United States
Amersham Pharmacia Biotech Canada Inc.......................  Canada
Amersham Pharmacia Biotech AS...............................  Norway
Amersham Pharmacia Biotech Export GmbH......................  Austria
Amersham Pharmacia Biotech (Shanghai) Co Ltd................  China
Amersham Pharmacia Biotech Europe GmbH......................  Germany
Amersham Pharmacia Biotech Argentina SA.....................  Argentina

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(1) All subsidiaries are 100% owned, except where stated.